UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2003

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)
6401 Hollis Street, Suite 150 Emeryville, California (Address of principal executive offices)	94608-1071 (Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Not applicable

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On December 2, 2003, it was announced that a class action complaint had been filed in the United States District Court for the Northern District of California against LeapFrog Enterprises, Inc. (the “Company”) and the Company’s Chairman, Vice-Chairman, Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, President of Global Consumer Group, President of LeapFrog SchoolHouse and Executive Vice President of Content. The complaint alleges that the defendants violated the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 of the Securities and Exchange Commission, by making certain alleged false and misleading statements. The plaintiff seeks unspecified damages on behalf of a purported class of purchasers of the Company’s securities during the period from August 20, 2003 through October 21, 2003. The Company is aware that similar actions have subsequently been filed against the same defendants and the Company anticipates that additional actions may be filed in the future. The Company believes that it has compelling defenses to the allegations contained in the complaint and intends to vigorously defend itself.

This Form 8-K contains “forward-looking” statements. For this purpose, any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to future results in any litigation. Words such as “anticipates,” “believes,” “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results indicated by such forward-looking statements. Important factors that could cause results to differ include, but are not limited to, whether the Company will be able to successfully defend any lawsuit, including the purported securities class action, the inherent uncertainties and risks of litigation that may cause the Company to review and alter its litigation strategy and the risk of potential adverse rulings in any litigation. The Company does not undertake any obligation to update forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

		By:	/s/ James P. Curley

Date:	December 5, 2003		James. P. Curley
Chief Financial Officer

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